EXHIBIT 10.1

ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT (“Agreement”) is made as of May 18, 2015 by and among Kalex Corp., a Delaware corporation (“Kalex”), and the stockholders (“Stockholders”) of LCP, Inc., a California corporation (“LCP”), Intelecon Inc., a Wyoming corporation (“Intelecon”), and the Estate of Norman King (“Estate”).

RECITALS

WHEREAS, the Stockholders are the owners of all the issued and outstanding shares of common stock of LCP (“LCP Common Stock”); and,

WHEREAS, Kalex desires to purchase from the Stockholders, and the Stockholders desire to sell to Kalex, eighty percent (80%) of the Common Stock in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENTS

1. Purchase and Sale. Subject to the terms and conditions contained in this Agreement, on the Closing (defined below), the Stockholders shall sell, assign, transfer and deliver to Kalex eight million (8,000,000) LCP Common Stock, which represents eighty percent (80%) of the LCP Common Stock in consideration that Kalex shall sell, assign, transfer and deliver to the Stockholders forty million (40,000,000) restricted shares of common stock (“Kalex Common Stock”) referred to hereinafter as the “Purchase Price.” The Kalex Common Stock shall have registration rights as to the number of shares permitted to be registered by the Securities and Exchange Commission in any Form S-1 registration statement. In consideration of consulting services that have previously been performed for Kalex by Intelecon to accomplish the transaction that is the subject of this Agreement, Kalex shall issue sixty million (60,000,000) shares of Kalex Common Stock to Intelecon (“Intelecon Stock”). The Intelecon Stock shall have registration rights as to the number of shares permitted to be registered by the Securities and Exchange Commission in any Form S-1 registration statement.

The Estate, in consideration of the receipt from it by Kalex, of the one thousand (1,000) shares of Kalex Series A preferred stock, shall issue to the Estate two hundred thousand (200,000) shares of Kalex Common Stock (“Estate Stock”). Such Series A preferred stock will be cancelled by Kalex upon its receipt. The Estate Stock shall have registration rights as to the number of shares permitted to be registered by the Securities and Exchange Commission in a Form S-1 registration statement.

2. Closing. The closing (the “Closing”) of the sale and purchase of the Common Stock shall take place on May 18, 2015, or at such other date, time or place as may be agreed upon in writing by the parties hereto, but not later than June 15, 2015 (“Termination Date”). The date of the Closing is sometimes herein referred to as the “Closing.”

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2.1 Items to be Delivered Immediately Prior to or at Closing. At the Closing:

(a) The Stockholders shall deliver to Kalex a certificate or certificates representing eight million (8,000,000) shares of LCP Common Stock, duly endorsed or accompanied by stock powers duly executed in the name of Kalex Corp.

(b) Kalex shall deliver to the Stockholders a certificate or certificates representing an aggregate of forty million (40,000,000) restricted shares of Kalex common stock, in the name of the Stockholders.

(c) Kalex shall deliver to Intelecon Inc., a certificate or certificates representing an aggregate of sixty million (60,000,000) restricted shares of Kalex common stock in the names designated by Intelecom.

(d) The Estate shall deliver to Kalex a certificate or certificates representing one thousand (1,000) shares of Kalex Series A convertible preferred stock, duly endorsed or accompanied by stock powers duly executed in the name of Kalex Corp.

(e) Kalex shall deliver to the Estate a certificate or certificates representing an aggregate of two hundred (200,000) restricted shares of Kalex common stock, in the name of the Estate of Norman King.

3. Stockholder Representative. The Stockholders hereby irrevocably constitute and appoint Michael Selsman, as its and their true and lawful agent, attorney-in-fact and representative (such person and his appointed and designated successor or successors being herein referred to as the “Stockholder Representative”), with full power to act for and on behalf of the Stockholders, and each of them, for all purposes under this Agreement and in connection with the transactions contemplated hereby including, without limitation, for purposes of: (i) determining the amount of damages suffered or incurred by the Stockholders, (ii) receiving notices from Kalex given under this Agreement, of which the Stockholder Representative will give a copy to the Stockholders, (iii) advising and determining with Kalex as to additions, deletions, changes, modifications and amendments to this Agreement, except with respect to any addition, deletion, change, modification or amendment to a material financial term or condition of any of such documents that would materially, financially and adversely affect the Stockholders, and (iv) settling finally and completely any disputes or controversies among the parties hereto (other than solely among the Stockholders) with respect to the interpretation or effect of or damages or relief under this Agreement and any and all transactions contemplated hereby. The Stockholder Representative shall be compensated solely by the Stockholders for his services described hereinbefore, as may occur pursuant to this Agreement. The terms of the compensation will be per a separate agreement between the Stockholders and the Stockholder Representative only. The Stockholder Representative is not a party to this Agreement.

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4. Representations and Warranties of the Stockholders. The Stockholders, individually as pertains to each particular Stockholder and not jointly, and the other Stockholders hereby represent and warrant to Kalex the representations and warranties, as follows:

4.1 Validity of Transaction. The Stockholders own the number of shares of LCP Common Stock as set forth in this Agreement. The Stockholders have all requisite power and authority to execute, deliver, and perform this Agreement and to sell to Kalex the LCP Common Stock to be sold by the Stockholders pursuant hereto. All necessary corporate proceedings or other similar actions by the Stockholders have been duly taken to authorize the execution, delivery, and performance of this Agreement and to authorize the sale of the LCP Common Stock by the Stockholders. This Agreement has been duly authorized, executed, and delivered by the Stockholders, is the legal, valid, and binding obligation of the Stockholders, and is enforceable as to the Stockholders in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or of any court or other tribunal is required by the Stockholders for the execution, delivery, or performance of this Agreement by the Stockholders, and except as would not affect the ability of a Stockholder to perform any of his material obligations under this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which a Stockholder is a party, or by which any of its properties or assets is bound, shall be required for the execution, delivery, or performance by a Stockholder of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement, and except as would not affect the ability of a Stockholder to perform any of his material obligations under this Agreement. The execution, delivery, and performance of this Agreement by a Stockholder will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate or articles of incorporation or by-laws (or other organizational document) of LCP, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on a Stockholder or to which any of his operations, business, properties, or assets is subject, except as would not affect the ability of such Stockholder to perform any of its material obligations under this Agreement. The Common Stock sold by the Stockholders have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive right of stockholders or rights of first refusal. Upon the transfer of the Common Stock, sold by the Stockholders to Kalex at the Closing, Kalex shall acquire good and valid title to such Common Stock free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders’ agreements, and voting trusts (other than any created for and in favor of Kalex).

4.2 Finder or Broker. No Stockholder has incurred any fee as a result of any negotiation with any finder, broker, intermediary, or similar person in connection with the transaction contemplated hereby that will result in any liability to Kalex.

4.3 Accredited Investor. Each Stockholder is a “sophisticated” or “accredited” investor, as those terms are defined in Regulation D promulgated under the Securities Act of 1933, as amended (“Securities Act”). The Stockholders have received all requested documents from Kalex, including without limitation, and has had an opportunity to ask questions of and receive answers from the officers of Kalex with respect to the business, results of operations, financial condition, and prospects of Kalex.

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4.4 Investment Intent. The Stockholders are acquiring the Kalex Common Stock for their own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act, it being understood that the Stockholders right to sell such shares in their sole discretion in accordance with registration rights, or otherwise by the requirements of Rule 144. The Stockholders understand that the Kalex Common Stock, as of Closing, has not been registered for sale under the Securities Act or qualified under applicable state securities laws and that the Kalex Common Stock shall be delivered to the Stockholders pursuant to one or more exemptions from the registration or qualification requirements of such securities laws and that the representations and warranties contained in this section are given with the intention that Kalex may rely thereon for purposes of claiming such exemptions. The Stockholders understand that the Kalex Common Stock cannot be sold unless registered under the Securities Act and qualified under state securities laws, or unless an exemption from such registration and qualification is available.

4.5 Transfer of Kalex Common Stock. The Stockholders shall not sell or otherwise dispose of any Kalex Common Stock unless (a) a registration statement with respect thereto has become effective under the Securities Act and such shares have been qualified under applicable state securities laws or (b) such registration and qualification are not required. The Stockholders consent that the transfer agent for the Kalex Common Stock may be instructed not to transfer any Kalex Common Stock acquired pursuant hereto unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate representing the Kalex Common Stock acquired pursuant hereto (and any certificates issued in substitution therefor) the following legend calling attention to the foregoing restrictions on transferability and stating in substance:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFICATION UNDER THE BLUE SKY LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, BENEFICIALLY OR ON THE RECORDS OF THE CORPORATION, UNLESS THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE BLUE SKY LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE.”

Kalex shall, upon the request of any holder of a certificate bearing the foregoing legend and the surrender of such certificate, issue a new certificate without such legend if (i) the security evidenced by such certificate has been effectively registered under the Securities Act and qualified under any applicable state securities law and other than those if any already in effect by the holder thereof in accordance with such registration and qualification or (ii) that the restrictions set forth herein are no longer required or necessary under the Securities Act or any applicable state law.

4.6 Corporate Existence. LCP is a C corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. LCP is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be material to the business of LCP. LCP is not in violation of any of the provisions of its Articles of Incorporation, its Bylaws, or any regulations governing them.

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4.7 Capitalization.

(a) The authorized equity of LCP consists of ten million (10,000,000) shares of LCP Common Stock, all of which are issued and outstanding.

(b) To the knowledge of the Stockholders, (i) all outstanding LCP Common Stock has been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive rights created under California law, its Articles of Incorporation, its Bylaws, or any regulations governing them, or any agreement or document to which LCP is a party or by which it or its assets are bound, (ii) all outstanding LCP Common Stock have been issued and granted in compliance with all applicable securities law and other legal requirements and all requirements set forth in applicable agreements or instruments, and (iii) none of the outstanding LCP Common Stock is unvested or is subject to a repurchase option, risk of forfeiture or other condition providing that such LCP Common Stock may be forfeited or repurchased by LCP or otherwise vest upon termination of a Stockholder’s or grantee’s employment, directorship or other relationship with LCP under the terms of any restricted stock agreement or other agreement with LCP.

(c) Other than the LCP Common Stock there are no outstanding (i) shares of equity or voting securities of LCP, (ii) securities of LCP convertible into or exchangeable for shares of capital stock or voting securities of LCP or (iii) options or other rights to acquire from LCP, or other obligation of LCP to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of LCP. There are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which LCP is a party. There are no outstanding obligations of LCP to repurchase, redeem or otherwise acquire any LCP Common Stock.

4.8 Financial Statements. The Stockholders acknowledges that its books and records of LCP fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles (“GAAP”), the financial position of LCP as at the date hereof, and all material financial transactions of the LCP have been accurately recorded in such books and records. Any future audits deemed necessary regarding LCP shall be at the sole expense of Kalex without reimbursement from LCP.

4.9 No Undisclosed Material Liabilities. There are no liabilities of LCP of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and no existing condition, situation or set of circumstances which could reasonably result in such a liability, other than:

(a) liabilities recorded in full or reserved for; and

(b) liabilities incurred in the ordinary course of the business of LCP consistent with past practice, none of which has or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, or financial condition of LCP.

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4.10 Litigation. There is no action, suit, investigation or proceeding (or to the Stockholders knowledge any basis therefor) pending against, or to the knowledge of the Stockholders, threatened against or affecting, the Stockholders, LCP or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff’s demands, could reasonably be expected to have a material adverse effect on the business, results of operations, or financial condition of LCP or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

4.11 Assets and Intellectual Property. LCP has good and valid title to, ownership of, and the exclusive right to use assets and intellectual property, the intellectual property being the following: Including without limitation, all trademarks, service marks, trade names, patents, know how, formulas, trade secrets, and copyrights (whether domestic or foreign) necessary for the conduct of its operations, and the formulation, production, distribution, and use of its products and assets, all as more particularly described in the Business Plan dated October 2013 and previously provided to Kalex. There are no outstanding options, licenses or agreements of any kind to which LCP is a party or by which it is bound relating to any such Intellectual Property, whether owned by LCP or another person. To the knowledge of the LCP, the business of LCP as formerly and presently conducted did not and does not conflict with or infringe upon any Intellectual Property right, owned or claimed by another. Kalex shall not sell, transfer, or otherwise dispose of, or alienate, any of the intellectual property described in this Section 4.11 without the express written consent of the Stockholders for a period of one (1) year from the date of the Closing, and if later then prior to any spin-out of LCP if such is to occur.

4.12 Compliance with Laws and Court Orders.

(a) LCP is not in violation of, and to the knowledge of the Stockholders is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of LCP.

(b) To the knowledge of the Stockholders, each executive officer and director of LCP has complied with all applicable laws in connection with or relating to actions within the scope of LCP’s business, except where the failure to comply would not be material to LCP. No executive officer or director of LCP is a party to or the subject of any pending or threatened suit, action, proceeding or investigation by any governmental entity that would have a material adverse effect on the business, results of operations or financial condition of LCP.

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4.13 Absence of Liens and Encumbrances; Title to Properties. LCP has good, valid and authorized title to the use of properties and assets used in the conduct of its business free of mortgages, pledges, charges, or other adverse claims, other than those incurred in the ordinary course of the business of LCP consistent with past practice.

4.14 Material Contracts. LCP is not a party to or bound by any Contract (as defined below) that (a) is a material contract, or (b) materially limits or otherwise materially restricts LCP or that would, after the Closing, materially limit or otherwise materially restrict Kalex or any of its subsidiaries or any successor thereto, from engaging or competing in any material line of business in any geographic area or that contains most favored nation pricing provisions or exclusivity or non-solicitation provisions with respect to customers. As used herein, “Contract” shall mean any written or oral agreement, contract, commitment, lease, license, contract, note, bond, mortgage, indenture, arrangement or other instrument or obligation. LCP is not in, or has received notice of, any violation of or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract or any other Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have a material adverse effect on the business, results of operations or financial condition of LCP or, after giving effect to the Closing, Kalex or any of its subsidiaries.

4.15 Taxes.

(a) LCP has timely filed all tax returns required to be filed on or before the Closing and all such tax returns are true, correct and complete in all respects. LCP has paid in full on a timely basis all taxes owed by it, whether or not shown on any tax return, except where the failure to file such return or pay such taxes would not have a material adverse effect. No claim has ever been made by any authority in any jurisdiction where LCP does not file tax returns that LCP may be subject to taxation in that jurisdiction.

(b) There are no ongoing examinations or claims against LCP for taxes, and no notice of any audit, examination or claim for taxes, whether pending or threatened, has been received. LCP has not waived or extended the statute of limitations with respect to the collection or assessment of any tax.

4.16 Interested Party Transactions. No officer, director or stockholder of LCP or any “affiliate” (as such term is defined in Rule 405 under the Securities Act) of any such person or LCP has or has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by LCP other than LCP, or (ii) purchases from or sells or furnishes to LCP any goods or services, or (b) a beneficial interest in any contract or agreement to which LCP is a party or by which it may be bound or affected (other than routine compensation and expense reimbursement programs in the ordinary course of business).

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5. Representations and Warranties of Kalex. Kalex hereby represent and warrant to LCP as follows:

5.1 Validity of Transaction. Kalex has all requisite power and authority to execute, deliver, and perform this Agreement and to issue and sell to the Stockholders the Kalex Common Stock. All necessary corporate proceedings of Kalex have been duly taken to authorize the execution, delivery, and performance of this Agreement, and the issuance and sale to the Stockholders of the Kalex Common Stock. This Agreement has been duly authorized, executed, and delivered by Kalex, is the legal, valid, and binding obligation of Kalex, and is enforceable as to Kalex in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Subject to the compliance with and completion of the registration requirements of the Securities Act as contemplated with registration rights, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local, or other governmental authority or of any court or other tribunal is required by Kalex for the execution, delivery, or performance of this Agreement by Kalex, except as would not affect the ability of Kalex to perform any of its material obligations under this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Kalex is a party, or by which any of its properties or assets is bound, is required for the execution, delivery, or performance by Kalex of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement, and except as would not affect the ability of Kalex to perform any of its material obligations under this Agreement. The execution, delivery, and performance of this Agreement by Kalex will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding to which Kalex is a party, or violate or result in a breach of any term of the Articles of Incorporation or Bylaws of Kalex, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Kalex or to which any of its operations, business, properties, or assets is subject, except as would not affect the ability of Kalex to perform any of its material obligations under this Agreement. The shares of Kalex Common Stock have been duly authorized and, upon receipt by the Stockholders from Kalex of the stock certificates representing the Kalex Common Stock being sold pursuant to this Agreement, will be validly issued, fully paid, and nonassessable, will not have been issued in violation of any preemptive right of stockholders or rights of first refusal, and the Stockholders will have good title to the Kalex Common Stock, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders agreements, and voting trusts (other than any created by the Stockholders).

5.2 Finder or Broker. Neither Kalex nor any person acting on behalf of Kalex has negotiated with any finder, broker, intermediary, or similar person in connection with the transaction contemplated herein.

5.3 Accredited Investor. Kalex is an “accredited investor,” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

5.4 Investment Intent. Kalex is acquiring the LCP Common Stock for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act. Kalex understands that it must bear the economic risk of its investment in LCP for an indefinite period of time, and the LCP Common Stock being purchased from the Stockholders cannot be sold unless registered under the Securities Act and qualified under state securities laws, unless an exemption from such registration and qualification is available.

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5.5 Full Disclosure. All documents filed by Kalex pursuant to the Securities Exchange Act of 1934, as amended, since June 30, 2012 (“Kalex Exchange Act Documents”) (i) were prepared in accordance with the requirements of the Exchange Act and the rules and regulations thereunder, (ii) did not at the time they were filed contain any untrue statement of a material fact, and (iii) did not at the time they were filed omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Kalex Exchange Act Documents do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. So far as Kalex is aware, from the date as of which information is given in the most recent report filed by Kalex under the Exchange Act to the date of this Agreement, there has not been any material adverse change in, or any adverse development which materially affects, the business, results of operations, or financial condition of Kalex and its subsidiaries taken as a whole. Kalex discloses that it is delinquent in its Kalex Exchange Documents to be filed with the U.S. Securities and Exchange Commission (“SEC”) and is working to get these all filed (and be current) within thirty (30) days from the date of this Agreement.

5.6 Other Stockholders. Kalex has not entered into any agreement with any holders of LCP Common Stock, other than this Agreement with the Stockholders, with respect to the acquisition of LCP Common Stock by Kalex.

5.7 Kalex’s Corporate Existence. Kalex is a corporation duly incorporated under the laws of Delaware however it is not in good standing at this time and needs to file certain Delaware filings after which it will be in good standing in Delaware but has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Kalex is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be materially adverse to the business of Kalex. Kalex is not in violation of any of the provisions of its Articles of Incorporation or its Bylaws.

5.8 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Kalex consists of eight hundred million (800,000,000) shares of Kalex common tock. As of the date of this Agreement, there are eight hundred forty-five thousand (845,000) shares of common stock issued and seven hundred seventy thousand two hundred (770,200) shares of common stock outstanding. Treasury stock consists of seventy-four thousand (74,800) shares of common stock. There are two thousand (2,000) shares of preferred stock authorized, of which one thousand (1,000) are designed as Series A preferred stock (all of which are issued and outstanding). There are one hundred (100) shares of Series B preferred stock authorized with none issued.

(b) All outstanding shares of capital stock of Kalex have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive rights created under Delaware law, the Articles of Incorporation or Bylaws of Kalex or any agreement or document to which Kalex is a party or by which it or its assets are bound. All outstanding shares of capital stock of Kalex have been issued and granted in compliance with all applicable securities law and other legal requirements and all requirements set forth in applicable agreements or instruments. None of the outstanding Kalex Securities (as defined below) is unvested or is subject to a repurchase option, risk of forfeiture or other condition providing that such Kalex Securities may be forfeited or repurchased by Kalex or otherwise vest upon termination of stockholder’s or grantee’s employment, directorship or other relationship with Kalex under the terms of any restricted stock agreement or other agreement with Kalex. No Kalex debt has voting rights.

(c) Except as set forth in this Section, there are no outstanding (i) shares of capital stock or voting securities of Kalex, (ii) securities of Kalex convertible into or exchangeable for shares of capital stock or voting securities of Kalex or (iii) options or other rights to acquire from Kalex, or other obligation of Kalex to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Kalex (the items in clauses (i), (ii) and (iii) of this Section 3.08(c) being referred to collectively as the “Kalex Securities”). There are no registration rights, other than as contemplated under this Agreement, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Kalex is a party or by which it is bound with respect to any Kalex Securities. There are no outstanding obligations of Kalex to repurchase, redeem or otherwise acquire any Kalex Securities.

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5.9 Litigation. There is no action, suit, investigation or proceeding (or to Kalex’s knowledge any basis therefor) pending against, or to the knowledge of Kalex, threatened against or affecting, Kalex or any of its respective properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff’s demands, could reasonably be expected to have a material adverse effect on the business, results of operations, or financial condition of Kalex taken as a whole or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

5.10 Compliance with Laws and Court Orders.

(a) Kalex is not in violation of, and has not since January 1, 2012 violated, and to the knowledge of Kalex is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Kalex and its subsidiaries taken as a whole, other then its delinquent status of filings with the SEC.

(b) Kalex and each of its officers and directors have complied in all material respects with the applicable provisions of Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”). Kalex has disclosed to the Stockholder Representative any of the information required to be disclosed by Kalex and certain of its officers to Kalex’s Board of Directors or any committee thereof pursuant to the certification requirements contained in Form 10-K and Form 10-Q under the Exchange Act. Since the enactment of Sarbanes-Oxley, neither Kalex nor any of its Affiliates has made any loans to any executive officer or director of Kalex.

(c) Each executive officer and director of Kalex has complied with all applicable laws in connection with or relating to actions within the scope of Kalex’s business, except where the failure to comply would not be material to Kalex. No executive officer or director of Kalex is a party to or the subject of any pending or threatened suit, action, proceeding or investigation by any governmental entity that would have a material adverse effect on the business, results of operations or financial condition of Kalex and its subsidiaries taken as a whole, except as disclosed in Kalex Exchange Act Documents.

5.11 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Kalex included in Kalex’s filings under the Exchange Act (collectively, “Kalex Financial Statements”) (a) were prepared in accordance with and accurately reflect in all material respects, Kalex’s books and records as of the times and for the periods referred to therein, (b) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect during the periods included and (c) fairly present in all material respects, in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except in the unaudited financial statements as may be permitted by Form 10-Q), the consolidated financial position of Kalex and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year end adjustments in the case of any unaudited interim financial statements which were not and are not expected to be material to Kalex). Notwithstanding the foregoing, the auditor who gave his opinion on the June 30, 2012 financial statements was deregistered by the Public Company Oversight Accounting Board. The financials however were not affected by his deregistration.

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5.12 No Undisclosed Material Liabilities. There are no liabilities of Kalex or any Kalex Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and no existing condition, situation or set of circumstances which could reasonably result in such a liability, other than:

(a) liabilities recorded in full or reserved for in the unaudited financial statements included in the Kalex Exchange Act Documents filed with respect to the fiscal period ended March 31, 2013 (“Kalex Balance Sheet Date”); and

(b) liabilities incurred in the ordinary course of the business of Kalex consistent with past practice since the Kalex Balance Sheet Date, none of which has or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, or financial condition of Kalex taken as a whole.

6. Survival Of Representations and Warranties; Indemnification;

6.1 Nature and Survival. The covenants, representations and warranties of the parties hereunder and all documents delivered pursuant hereto shall survive the Closing for a period of twelve months following the Closing and all inspections, examinations or audits on behalf of the parties whether conducted before or after the Closing.

6.2 Stockholders Indemnification.

(a) Subject to Section 6.3, each Stockholder agrees to indemnify and hold harmless Kalex against and in respect of its pro rata share (determined on the basis of the percentage of the total number of shares of Kalex Common Stock that were issued to such Stockholder) of any and all Damages. “Damages,” as used herein, shall include any claim, action, demand, loss, cost, expense, liability (joint or several), penalty and other damage, including, without limitation, reasonable counsel fees and other costs and expenses reasonably incurred in investigation or in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity, resulting to Kalex from (i) any inaccurate representation made by or on behalf of LCP or a Stockholder in this Agreement or any certificate or other document referenced in, this Agreement and delivered pursuant hereto, (ii) the breach of any of the warranties or agreements made by or on behalf of LCP or a Stockholder in this Agreement or any certificate or other document referenced in this Agreement and delivered pursuant hereto, or (iii) the breach or default in the performance by a Stockholder of any of the obligations to be performed by any of them hereunder.

(b) If any claim shall be asserted against Kalex by a third party for which Kalex intends to seek indemnification from the Stockholders under this Section 6.2, Kalex shall given written notice to the Stockholder Representative of the nature of the claim asserted within forty-five (45) days after any executive officer of Kalex learns of the assertion thereof and determines that Kalex may have a right of indemnification with respect thereto, but the failure to give this notice will not relieve the Sellers of any liability hereunder in respect of this claim. Kalex shall have the exclusive right to conduct, through counsel of its own choosing, which counsel is approved by the Stockholder Representative (which approval may not be unreasonably withheld), the defense of any such claim or action, and may compromise or settle such claims or actions with the prior consent of the Stockholder Representative (which shall not be unreasonably withheld).

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(c) Any Damages incurred, paid or borne by Kalex for which it is entitled to indemnification from any Stockholder under this Section shall be satisfied, in whole or in part, solely by such Stockholder delivering to Kalex for cancellation, shares of Kalex Common Stock, without further recourse to any Stockholder; provided, however, that each Stockholder’s indemnification obligation shall be unlimited (and shall be satisfied by a cash payment to the extent that shares of Kalex Common Stock are insufficient) with respect to Damages arising out of the intentional fraud of such Stockholder. In the event that any Stockholder elects to return shares of Kalex Common Stock to satisfy any indemnification obligation, each such share of Kalex Common Stock shall be valued at its Current Market Value (as defined below) as of the date such shares are tendered to Kalex. Such Seller shall also pay or reimburse Kalex for the out-of-pocket expenses (including without limitation any fees payable to the transfer agent of the shares) of canceling such returned shares.

(d) “Current Market Value” of the Kalex Common Stock as of a particular date shall mean the average of the price of a share of underlying Kalex common stock, determined on the basis of the last reported sales price on the OTC Markets Group for the ten (10) consecutive trading days preceding such date (“Measurement Days”); or, if such shares are not trading on the OTC Markets Group during that period, the Current Market Value will be determined by an independent reputable valuation and appraisal company mutually agreed upon by Kalex and the Stockholder Representative (which appraiser shall be instructed to disregard any minority interest discount), and if no agreement can be reached within a thirty (30)-day period, by the average of the two Current Market Values as determined by independent reputable valuation and appraisal companies retained by each of Kalex and the Stockholder Representative; provided, however, that the aggregate fees and expenses of any such independent valuation and appraisal company or companies shall be shared evenly between Kalex, on the one hand, and the applicable indemnifying Seller(s).

6.3 Kalex Indemnification.

(a) Subject to subsection (b) below, Kalex shall indemnify and hold the Stockholders harmless against and in respect of all Stockholders Damages. “Stockholders Damages” shall mean any claim, action, demand, loss, cost, expense, liability (joint or several), penalty and other damage, including, without limitation, reasonable counsel fees, and other costs and expenses reasonably incurred in investigating or in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity, resulting to a Stockholder from (A) any inaccurate representation made by Kalex in this Agreement or any certificate or other document referenced in this Agreement and delivered by it pursuant hereto, (B) breach of any of the warranties or agreements made by Kalex in this Agreement or any certificate or other document referenced in this Agreement and delivered by it pursuant hereto, or (C) breach or default in the performance by Kalex of any of the obligations to be performed by Kalex hereunder. Kalex agrees to pay or reimburse the Stockholders for any payment made or amount payable or loss suffered or incurred by the Stockholders at any time from and after the Closing in respect of any Stockholder Damages to which the foregoing indemnity relates.

(b) Any Stockholder Damages incurred, paid or borne by a Stockholder for which it is entitled to indemnification from Kalex under this Section shall be satisfied, in whole or in part, by Kalex immediately relinquishing and returning to the applicable Stockholder(s) all LCP Common Stock previously owned by the Stockholder.

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7. Covenants of Stockholders.

7.1 Fulfillment of Closing Conditions. At and prior to the Closing, the Stockholders shall cause LCP to use commercially reasonable efforts to fulfill the conditions specified in this Agreement. In connection with the foregoing, the Stockholders shall (a) refrain from any actions that would cause any of their representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the applicable agreements and other documents referred to herein, (c) comply in all material respects with all applicable laws in connection with its execution, delivery and performance of this Agreement and the transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any laws, contracts or otherwise, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions.

7.2 Access to Information. From the date of this Agreement to the Closing, the Stockholders shall give to Kalex and Kalex’s designated representative, with reasonable notice, access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to LCP as the other party may reasonably request. Kalex shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement. Kalex, its designated representatives shall jointly and severally be bound by confidentiality agreements, and the terms therein ,to be executed prior to any dissemination of information.

7.3 No Solicitation. From and after the date hereof until the earlier of the Termination Date or the date of termination of this Agreement pursuant to Section 13, without the prior written consent of the Kalex, the Stockholders shall not, and shall not authorize or permit their representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal (defined below) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. If the Stockholders receive any such inquiries, offers or proposals, the Stockholders shall (a) notify Kalex orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it), within forty-eight (48) hours of the receipt thereof, (b) keep Kalex informed of the status and details of any such inquiry, offer or proposal, and (c) give Kalex five days’ advance notice of any agreement to be entered into with, or any information to be supplied to, any person making such inquiry, offer or proposal. As used herein, “Acquisition Proposal” means a proposal or offer (other than pursuant to this Agreement) for a tender or exchange offer, merger, consolidation or other business combination involving any or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of LCP. Notwithstanding the foregoing, the Stockholders shall remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any person to do or seek any of the foregoing to the extent their fiduciary duties may require.

7.4 Confidentiality. The Stockholders agree that after receipt (a) all information received by it pursuant to this Agreement and (b) any other information that is disclosed by Kalex to it shall be considered confidential information until such time as such information otherwise becomes publicly available. Each party further agrees that it shall hold all such confidential information in confidence and shall not disclose any such confidential information to any third party except as required by law or regulation (including the listing rules); provided that to the extent possible Kalex shall have been provided with reasonable notice and the opportunity to seek a protective order to the extent possible prior to such disclosure, other than its counsel or accountants nor shall it use such confidential information for any purpose other than its investment in Kalex; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information shall not apply to any information that (1) was known to the public prior to disclosure by Kalex, (2) becomes known to the public through no fault of LCP, (3) is disclosed to LCP on a non-confidential basis by a third party having a legal right to make such disclosure or (4) is independently developed by LCP.

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7.5 Transfer of Assets and Business. The Stockholders shall, and shall cause LCP to, take such reasonable steps as may be necessary or appropriate, in the judgment of Kalex, so that Kalex shall be placed in actual possession and control of all of the assets and the business of LCP, and LCP shall be owned and operated as a majority owned subsidiary of Kalex.

7.6 Disclosure of Fundraising. The Stockholders shall disclose to Kalex any fund-raising activities of LCP that occur prior to the Closing. Further, the Stockholders shall assure that all regulations, rules and laws governing such fundraising are complied with and that such funds will only be used in the furtherance of LCP’s corporate purposes.

8. Covenants of Kalex.

8.1 Fulfillment of Closing Conditions. At and prior to the Closing, Kalex shall use commercially reasonable efforts to fulfill the conditions specified in this Agreement to the extent that the fulfillment of such conditions is within its control. In connection with the foregoing, Kalex shall (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the applicable agreements and other documents referred to herein, (c) comply in all material respects with all applicable laws in connection with its execution, delivery and performance of this Agreement and the transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any laws, contracts or otherwise, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions.

8.2 Access to Information. From the date of this Agreement to the Closing, Kalex shall cause Kalex to give to the Stockholders and their employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to Kalex as the other party may reasonably request. The Stockholders shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement.

8.3 Confidentiality. Kalex agrees that after receipt (a) all information received by it pursuant to this Agreement and (b) any other information that is disclosed by the Stockholders to it shall be considered confidential information until such time as such information otherwise becomes publicly available. Each party further agrees that it shall hold all such confidential information in confidence and shall not disclose any such confidential information to any third party except as required by law or regulation (including the listing rules); provided that to the extent possible the Stockholders shall have been provided with reasonable notice and the opportunity to seek a protective order to the extent possible prior to such disclosure, other than its counsel or accountants nor shall it use such confidential information for any purpose other than its investment in LCP; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information shall not apply to any information that (1) was known to the public prior to disclosure by Kalex, (2) becomes known to the public through no fault Kalex, (3) is disclosed to Kalex on a non-confidential basis by a third party having a legal right to make such disclosure or (4) is independently developed by Kalex.

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8.4 Disclosure of Fundraising. Kalex shall disclose to LCP any fund raising activities, which shall occur prior to the Closing. Further, Kalex shall assure that all regulations, rules and laws governing such fundraising are complied with and that such funds will only be used in the furtherance of Kalex’s corporate purpose and business plan. Prior written approval of the Stockholders shall be required to use funds for any other purposes.

9. Mutual Covenants.

9.1 Disclosure of Certain Matters. The Stockholders on the one hand, and Kalex, on the other hand, shall give Kalex and the Stockholders, respectively, prompt notice of any event or development that occurs prior to the Closing that (a) had it existed or been known on the date hereof would have been required to be disclosed by such party under this Agreement, (b) would cause any of the representations and warranties of such party contained herein to be inaccurate or otherwise misleading, except as contemplated by the terms hereof, or (c) gives any such party any reason to believe that any of the conditions set forth in this Agreement will not be satisfied prior to the Termination Date.

9.2 Public Announcements. The Stockholders and Kalex shall consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions and, except as may be required by applicable law or regulation, a party hereto shall not issue any such press release or make any such public statement without the consent of the other party hereto.

9.3 Confidentiality. If the transactions are not consummated, each party shall treat all information obtained in its investigation of another party or any affiliate thereof, and not otherwise known to them or already in the public domain, as confidential and shall not use or otherwise disclose such information to any third party except as required by law or regulation (including the listing rules), and shall return to such other party or affiliate all copies made by it or its representatives of confidential information provided by such other party or affiliate.

10. Conditions Precedent to Obligations of LCP. All obligations of LCP to consummate the Transactions are subject to the satisfaction prior thereto of each of the following conditions:

10.1 Representations and Warranties. The representations and warranties of Kalex contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing with the same force and effect as if made on and as of the Closing.

10.2 Agreements, Conditions and Covenants. Kalex shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing.

10.3 Legality. No law or court order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the purchase and sale of the assets illegal or otherwise prohibiting the consummation of such purchase and sale.

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11. Conditions Precedent to Obligations of Kalex. All obligations of Kalex to consummate the transactions are subject to the satisfaction (or waiver) prior thereto of each of the following conditions:

11.1 Representations and Warranties. The representations and warranties of the Stockholders contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing.

11.2 Agreements, Conditions and Covenants. The Stockholders shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing.

11.3 Legality. No law or court order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and (a) has the effect of making the purchase and sale of the assets illegal or otherwise prohibiting the consummation of such purchase and sale or (b) has a reasonable likelihood of causing a material adverse effect.

11.4 Appointment of New Board Members; Resignation of Existing Board Member. At the time of Closing, Arnold F. Sock, the sole existing board member of Kalex shall appoint three (3) new members to the board of directors of Kalex: J. Scott Tassan, Edward Vakser, and Scott Weinert. Mr. Sock shall thereafter immediately resign from every position he holds with Kalex. Mr. Sock hereby personally represents and warrants that he is the sole director Kalex. Mr. Sock further represents and warrants that he is currently the president and secretary of Kalex, that J. Scott Tassan is currently the chief financial officer of Kalex, that no other officer positions of Kalex exist, and that Mr. Sock shall not appoint any other directors or officers of Kalex at anytime prior to or contemporaneous with the occurrence of the Closing.

12. Post-Closing Obligations.

12.1 Audit. The Stockholders shall cause an audit of the books and records of LCP, as well as pro forma financial statements, both in compliance with Item 9.01 of Form 8-K to be completed within sixty (60) days of the Closing to comply with applicable provisions of Regulation S-X. Any additional audit of LCP shall be performed by the auditor designated by LCP and at the sole cost to Kalex without any obligation of reimbursement by LCP.

12.2 Promissory Notes of Stockholders. All promissory notes between any of the Stockholders and LCP shall remain on the consolidated books and records of Kalex after the Closing.

12.3 Expenses of Kalex. Intelecon Inc. and Kalex have the obligation to pay for all expenses involved in bringing Kalex current in its SEC filings and for the filing of a Form 8-K in connection with the acquisition under this Agreement, including capital raises.

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12.4 Fund Raising. Kalex and Intelecon Inc., have the joint obligation to raise funds for the business and operations of LCP in an amount of no less than five million dollars ($5,000,000), without liability to LCP or any LCP Stockholders jointly or severally, within up to one (1) year of the effective date of a Form S-1 filing on behalf of Kalex, which filing shall be made as promptly as possible after Closing. Said filing shall provide for raising said funds in a financially prudent manner (i.e, non-toxic, as the term is generally considered to mean) and are to be used for corporate operations and growth plans of LCP and Kalex. All ordinary and necessary expenses related to the capital raise for LCP are to be paid by Kalex and Intelecon Inc. out of the funds raised. At no time shall Kalex, Intelecon Inc., or any parties participating in the raising of funds for LCP, including any directors, shareholders, associates, consultants of Kalex or Intelecon Inc. or any other unnamed corporation or individual, seek reimbursement from or repayment from LCP or any of its directors or management or the Stockholders for any funds raised for LCP. In the event Kalex and Intelecon Inc. are unable to raise the entire five million dollars ($5,000,000) within said one (1) year period, then at the sole discretion of the former Stockholders of LCP, Kalex upon notification from the former Stockholders of LCP, shall spin out LCP as a separate public company. The spinout would be at Kalex’s sole expense. Kalex shall be entitled to retain ten percent (10%) of the LCP shares it holds just prior to the spinout, and the LCP Stockholders shall surrender all but ten percent (10%) of the Kalex shares they hold prior to the spinout. Kalex and Intelecon Inc. shall raise additional funds, in excess of the five million dollars ($5,000,000) obligation referenced above for LCP, for the day-to-day operations of Kalex and raise further additional funds for any additional acquisition targets by Kalex.

12.5 Future Plans. Kalex intends to acquire other operating companies that will provide operating, product and/or, services synergies to LCP’s operations focus. Kalex shall pursue such acquisitions on terms that do not unreasonably dilute the post-LCP acquisition stockholders as part of the Agreement.

12.6 Payment of Stock to Arnold F. Sock. At the Closing, and upon the resignation of Arnold Sock, pursuant to this Agreement, Mr. Sock shall be issued three hundred thousand (300,000) shares of Kalex Common Stock as full compensation for his five (5) years of services to Kalex. This issued stock shall have registration rights as to the number of shares permitted to be registered by the Securities and Exchange Commission in any Form S-1 registration statement.

13. Termination

13.1 Grounds for Termination. This Agreement may be terminated at any time before the Closing:

(a) By mutual written consent of the Stockholders and Kalex;

(b) By the Stockholders or Kalex if the Closing shall not have been consummated on or before the Termination Date; provided, however, that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

(c) By the Stockholders or Kalex if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a court order (which court order the parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the transactions, and such court order shall have become final and non-appealable;

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(d) By Kalex, if the Stockholders shall have breached, or failed to comply with, any of its obligations under this Agreement or any representation or warranty made by the Stockholders shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within twenty (20) days after notice thereof, including failure to keep the Kalex current in its filings and honor existing agreements; and

(e) By the Stockholders, if Kalex shall have breached, or failed to comply with any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within twenty (20) days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to affect materially and adversely the benefits to be received by the Stockholders hereunder.

13.2 Effect of Termination. If this Agreement is terminated pursuant to Section 13.1, the agreements contained in Section 9.3 shall survive the termination hereof and any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party.

14. General Matters.

14.1 Entire Agreement; Amendment This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto.

14.2 Benefits; Successors. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties. Nothing in this Agreement shall confer any rights upon any person other than the Stockholders and Kalex and their respective heirs, legal representatives, successors and permitted assigns.

14.3 Assignment; Waiver. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. However, failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

14.4 Further Assurances. At and after the Closing, the Stockholders and Kalex shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the transactions.

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14.5 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to “hereunder” or “herein” relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section and subsection references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP. Any reference to a party’s being satisfied with any particular item or to a party's determination of a particular item presumes that such standard will not be achieved unless such party shall be satisfied or shall have made such determination in its sole or complete discretion.

14.6 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

14.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original.

14.8 Schedules. Any items listed or described on Schedules shall be listed or described under a caption that identifies the Sections of this Agreement to which the item relates.

14.9 Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

If to LCP:

LCP, Inc.
P.O. Box 15717

Beverly Hills CA 90209

Attention: President

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With copies to:

Michael Selsman

330 Spalding Drive, Penthouse #1

Beverly Hills, California 90212

If to Kalex:

Kalex Corp.

330 East 33rd Street, Suite 15M

New York, New York 10016

Attention: Arnold F. Sock, President

Telephone: (212) 686-7171

With copies to:

Brian F. Faulkner, A Professional Law Corporation

27127 Calle Arroyo, Suite 1923

San Juan Capistrano, California 92675

Attention: Brian F. Faulkner, Esq.

Telephone: (949) 240-1361

Facsimile: (949) 240-1362

14.10 Arbitration. Any and all disputes relating to this Agreement or its breach shall be settled by arbitration, by a single arbitrator, in Los Angeles, California, in accordance with the then-current rules of JAMS; the parties waive any right they may have under any statute or law to cause such proceeding to be transferred to any other venue. Judgment upon the award entered by the arbitrator may be entered in any court having jurisdiction thereof. Costs of arbitration, including reasonable attorneys’ fees and costs incurred, as determined by the arbitrator, together with reasonable attorneys’ fees and costs incurred by the prevailing party in court enforcement of the arbitration award, must be paid to the prevailing party by the party designated by the arbitrator or court. Service of the Petition to Confirm Arbitration and written notice of the time and place of the hearing thereon shall be in the same manner provided in this Agreement.

Should one party either dismiss or abandon his claim or counterclaim before hearing thereon, the other party shall be deemed the “prevailing party” pursuant to this Agreement. Should both parties receive judgment or award of their respective claims, the party in whose favor the larger judgment or award is rendered shall be deemed the “prevailing party” pursuant to this Agreement.

14.11 Governing Law. The laws of the State of California shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions shall be governed by and interpreted in accordance with the laws of the State of Arizona without regard to the principles of conflict of laws.

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IN WITNESS WHEREOF, this Acquisition Agreement has been executed by the parties hereto as of the day and year first written above.

KALEX CORP.

By:	/s/ Arnold F. Sock
Arnold F. Sock
President

STOCKHOLDERS OF LCP, INC.

By:	/s/ Michael Selsman
Michael Selsman

INTELECON INC.

By:	/s/ Edward Vakser
Edward Vakser
CEO

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The undersigned hereby join in the execution of this Agreement for the purpose of evidencing their agreement to their respective (and those of their respective entities), covenants, conditions, terms, representations, and warranties.

THE ESTATE OF NORMAN KING

By:	/s/ Larry King
Larry King
Co-Executor

By:	/s/ Barbara King
Barbara King
Co-Executor

ARNOLD F. SOCK

By:	/s/ Arnold F. Sock
Arnold F. Sock

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